UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01: NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 20, 2007, SBE, Inc. (the “Company”) received a staff determination letter from The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock is subject to delisting from The Nasdaq Capital Market due to its failure to comply with Marketplace Rule 4310(c)(2)(B) which requires the Company to maintain minimum shareholders’ equity of $2.5 million, or $35.0 million market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As previously reported, on January 11, 2007, the Company received a staff determination letter from Nasdaq stating that it's common stock is subject to delisting from The Nasdaq Capital Market for failure to comply with Marketplace Rule 4310(c)(4) which requires the Company to maintain a minimum bid price of $1.00. The Company filed an appeal of the staff’s determination of January 11, 2007 to the Nasdaq Listings Qualifications Panel (the Panel). Delisting of the Company’s stock from Nasdaq is stayed pending the determination of the Panel. The appeals hearing was held on February 22, 2007 and the Company is awaiting the Panel’s determination. The Panel has indicated that it will also consider the Company’s failure to maintain a minimum shareholders’ equity of $2.5 million in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Marketplace Rule 4804(c), the Company has until March 27, 2007 to present its plan of corrective action to the Panel.

A special meeting of the SBE stockholders has been scheduled for March 29, 2007 to approve the sale of the company’s embedded hardware business to One Stop Systems and to approve a 1 for 5 reverse stock split. A proxy statement detailing the sale transaction and reverse stock split has been mailed to all SBE shareholders of record as of March 6, 2007. The reverse stock split will be sufficient to increase the bid price on the company’s common stock to $1.00 or more and the company will record a gain on the sale of its embedded hardware business that will be sufficient to correct the deficit in stockholders’ equity, correcting both the bid price and shareholder equity deficiencies.

A copy of the Company’s press release announcing receipt of the staff determination letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Press Release, dated March 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 23, 2007

SBE, Inc.

By:	/s/ David W Brunton
David W Brunton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SBE, Inc., dated March 23, 2007